STOCK SUBSCRIPTION AGREEMENT
            The undersigned hereby offers to subscribe for the
number of shares of Common Stock (the "Shares") of RSR
Development Corp. (the "Company"), a Nevada business
corporation, set forth on the signature page of this
Subscription Agreement at a price of $__________ per Share.
            By execution of this Subscription Agreement, the
undersigned hereby acknowledges that the undersigned understands that the Company is relying upon the accuracy and completeness hereof in complying with its obligations under applicable
federal and state securities laws.  The undersigned further
acknowledges and certifies that the undersigned received and read the Prospectus and S-1 Offering Statement of the Company
dated ____________________ and any supplements thereto (the "Prospectus"), and the undersigned is familiar with the terms and provisions thereof.
      The undersigned agrees and represents as follows:
      1.	Representations, Warranties and Agreements.
            The undersigned hereby represents and warrants to, and agrees with, the Company, as follows:
            (a)	That the undersigned is aware of the following:
                  (1)	The Shares are speculative investments which
involve a substantial degree of risk of loss by the undersigned of the undersigned's entire investment in the Company and that the undersigned understands and takes full cognizance of the risk factors related to the purchase of the Shares, including, but not limited to those set forth in the Prospectus;
                  (2)	The Company is newly formed and has been
operating at a loss and may do so for the foreseeable future.
                  (3)	There are significant restrictions on the
transferability of the Shares; the Shares will not be, and the investors will have no rights to require that the Shares be
registered under the Securities Act of 1933 (the "Act") or any state securities laws; there is no public market for the Shares and none is expected to develop; and, accordingly, it may not be possible for the undersigned to liquidate the undersigned's investment in the Company;
                  (4)	No federal or state agency has made any
findings as to the fairness of the terms of the offering; and
                  (5)	Any projections or predictions that may have
been made available to investors are based on estimates,
assumptions and forecasts which may prove to be incorrect; and
no assurance is given that actual results will correspond with the results contemplated by the various projections;
            (b)	That at no time has it been explicitly or
implicitly represented, guaranteed or warranted to the
undersigned by the Company, the agents and employees of the
Company, or any other person: (1) That the undersigned will or will not have to remain as owner of the Shares an exact or
approximate length of time; (2) That a percentage of profit
and/or amount or type of consideration will be realized as a result of this investment; (3) That any cash dividends from
Company operations or otherwise will be made to shareholders by any specific date or will be made at all; or (4) That any
specific tax benefits will accrue as a result of an investment in the Company;
            (c)	That the undersigned is financially responsible,
able to meet all obligations hereunder, and acknowledges that this investment will be long-term and is by nature speculative;
            (d)	That the undersigned has received and carefully
read and is familiar with the Prospectus, this Subscription
Agreement, and all other documents in connection therewith, and the undersigned confirms that all documents, records and books pertaining to the investment in the Company have been made available to the undersigned and/or to the undersigned's
personal investment, tax and legal advisers, if such advisers were utilized by the undersigned;
            (e)	That the undersigned has relied only on the
information contained in the Prospectus and that no written or oral representation or information that is in any way
inconsistent with the Prospectus and has been made or furnished to the undersigned or to the undersigned's purchaser
representative in connection with the offering of the Shares, and if so made, has not been relied upon;
            (f)	That the undersigned is capable of bearing the
high degree of economic risks and burdens of this venture
including, but not limited to, the possibility of complete loss of investment and the lack of a public market which may make it impossible to readily liquidate the investment whenever desired;
            (g)	That the undersigned is an "accredited investor"
as that term is defined in Regulation D under the Act or is
otherwise a sophisticated, knowledgeable investor (either alone or with the aid of a purchaser representative) with adequate net worth and income for this investment;
            (h)	That the undersigned has knowledge and experience
in financial and business matters (either alone or with the aid of a purchaser representative), is capable of evaluating the merits and risks of an investment in the Company and its
proposed activities and has carefully considered the suitability of an investment in the Company for the undersigned's particular financial situation, and has determined that the Shares are a suitable investment;
            (i)	That the offer to sell Shares was communicated to
the undersigned by the Company in such a manner that the
undersigned was able to ask questions of and receive answers from the Company concerning the terms and conditions of this transaction and that at no time was the undersigned presented with or solicited by any leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of advertising or general solicitation;
            (j)	That the Shares for which the undersigned hereby
subscribes are being acquired solely for the undersigned's own account, for investment, and are not being purchased with a view to or for the resale, distribution, subdivision or
fractionalization thereof; and the undersigned agrees that such
Shares will not be sold without registration under the Act or an exemption therefrom. In furtherance thereof, the undersigned will not sell, hypothecate or otherwise transfer the
undersigned's Shares unless the Shares are registered under the
Act and qualified under applicable state securities laws or
unless, in the opinion of the Company, an exemption from the registration requirements of the Act and such laws is available;
            (k)	That the undersigned has had prior personal or
business relationships with the Company or its affiliates, or by reason of the undersigned's business or financial experience
(either alone or with the aid of a purchaser representative), the undersigned has the capacity to protect the undersigned's own interest in connection with this transaction;
            (l)	That the undersigned has been advised to consult
with the undersigned's own attorney regarding legal matters
concerning an investment in the Company and has done so to the extent the undersigned considers necessary;
            (m)	That the undersigned certifies, under penalty of
perjury, (i) that the social security or Tax Identification
Number set forth herein is time, correct and complete, and (ii)
that the undersigned is not subject to backup withholding either because the undersigned has not been notified that the
undersigned is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal
Revenue Service has notified the undersigned that the
undersigned is no longer subject to backup withholding; and
            (n)	That the undersigned acknowledges that the
Prospectus reflects the Company's current intentions and
estimates at the current time, and as with any developing
company, the precise elements of the Company's plans can be
expected to change from time to time.
      2.	Indemnification.  The undersigned shall indemnify,
defend and hold harmless the Company, and any officers,
employees, shareholders, partners, agents, directors or
controlling persons of the Company (collectively the
"Indemnified Parties" and individually an "Indemnified Party")
who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative,
against losses, liabilities and expenses of each Indemnified
Party (including attorneys' fees, judgments, fines and amounts paid in settlement, payable as incurred) incurred by such person or entity in connection with such action, arbitration, suit or proceeding, by reason of or arising from (i) any misrepresentation or misstatement of facts or omission to
represent or state facts made by the undersigned, including, without limitation, the information in this Subscription
Agreement, or (ii) litigation or other proceeding brought by the undersigned against one or more Indemnified Party wherein the Indemnified Party is the prevailing party.
      3.	Entity Investors.  If the undersigned is an entity,
trust, pension fund or IRA account (an "Entity"), the Entity and the person signing on its behalf represent and warrant that:
(i) such Entity is an existing entity, and has not been
organized or reorganized for the purpose of making this
investment (or if not true, such fact shall be disclosed to the
Company in writing along with information concerning the
beneficial owners of the Entity), (ii) the undersigned has the authority to execute this Subscription Agreement, and any other documents in connection with an investment in the Shares, on the Entity's behalf, (iii) the Entity has the power, right and authority to invest in the Shares and enter into the
transactions contemplated thereby, and that the investment is suitable and appropriate for the Entity and its beneficiaries
(given the risks and illiquid nature of the investment) and (iv)
all documents executed by the entity in connection with the
Company are valid and binding documents or agreements of the
Entity enforceable in accordance with their terms.
      4.	Revocation.  The undersigned agrees that the undersigned
may not cancel, terminate or revoke the offer to subscribe for shares for a period of 120 days or any agreement hereunder at any time and that this Agreement shall survive the death or
disability of the undersigned and shall be binding upon the undersigned's heirs, executors, administrators, beneficiaries, successors and assigns.
      5.	Certain Securities Law Matters.
            (a)	The Shares shall not be sold, assigned,
transferred or pledged except upon satisfaction of the
conditions specified in this Section 5, which conditions are intended to ensure compliance with the provisions of the Act.
The undersigned will cause any proposed purchaser, assignee, transferee or pledgee of the Shares held by the undersigned to agree to take and hold such securities subject to the provisions and conditions of this Section 5.
            (b)	Each certificate representing (i) the Shares and
(ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger,
consolidation or similar event, shall (unless otherwise
permitted by the provisions of Section 5(c) below) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):
THE SHARES REPRESENTED BY THIS CERTIFICATE
HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933.  SUCH SHARES MAY NOT BE SOLD OR
TRANSFERRED IN THE ABSENCE OF SUCH
REGISTRATION OR UNLESS THE COMPANY RECEIVES
AN OPINION OF COUNSEL OR OTHER EVIDENCE
REASONABLY ACCEPTABLE TO IT STATING THAT
SUCH SALE OR TRANSFER IS EXEMPT FROM THE
REGISTRATION AND PROSPECTUS DELIVERY
REQUIREMENTS OF SAID ACT.  COPIES OF THE
AGREEMENT COVERING THE PURCHASE OF THESE
SHARES AND RESTRICTING THEIR TRANSFER MAY BE
OBTAINED AT NO COST BY WRITTEN REQUEST MADE
BY THE HOLDER OF RECORD OF THIS CERTIFICATE
TO THE SECRETARY OF THE CORPORATION AT THE
PRINCIPAL EXECUTIVE OFFICES OF THE
CORPORATION.
            The undersigned consents to the Company making a
notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer established in this Section 5.
            (c)	The undersigned agrees to comply in all respects
with the provisions of this Section 5.  Prior to any proposed sale, assignment, transfer or pledge of any Shares, unless there is in effect a registration statement under the Act covering the proposed transfer, the undersigned thereof shall give written notice to the Company of the undersigned's intention to effect such transfer, sale, assignment or pledge.  Each such notice shall describe the manner and circumstances of the proposed
transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at the undersigned's expense evidence
satisfactory to the Company the effect that the proposed
transfer of the Shares may be effected without registration
under the Act or applicable state securities law.
      6.	Investor Information
            The Company may only accept subscriptions from persons
who meet certain suitability standards.  Therefore, certain
information is requested below.
            (a)	Name:
Age:
Social Security Number:
            (b)	Home Address:
Home Telephone Number:
            (c)	Firm Name:
Nature of Business:
Position/Title:
Length of Time in Position:
Business Address:

					 Zip Code:
Business Telephone Number:
            (d)	Send Correspondence to:  Home 		 Business

(e)	List each prior employment position or occupation
during the last five years, giving dates:



(f)	List any business or professional education,
indicating degrees received, if any:



(g)	(1)	My net worth (together with my spouse's net
worth), is in excess of $_________
(2)	In order for the Company to determine if I
qualify as an "accredited investor" under
Regulation D of the Securities Act of 1993, the
reasonable fair market value of my personal home,
home furnishings, and automobile is in excess of
$__________.
(3)	For 19___ and 19___ my actual and for 19___
my estimated annual gross income was or is (do
not include your spouse's income):
19___: $_________	   19___: $_________   19___:
$_________
(4)	My spouse's actual gross income for 19___
and 19___ and estimated 19___ gross income was or
is:
19___: $_________	   19___: $_________   19___:
$_________
(h)	Previous Investment Experience in Other Private
Offerings of Securities or Other Relevant
Experience:
Name of Program	1.
Or Company
      		2.

			3.
Amount Invested	1.
			2.
			3.
      (i)	In which state do you currently
            (a)	Maintain your primary residence?
            (b)	Maintain your secondary residence?
            (c)	Vote?
            (d)	File income tax returns?
            (e)	Maintain a driver's license?
(j)	List any other information you believe is relevant in
showing that you are able to adequately evaluate the risks and merits of this investment:


            In furnishing the above information, I acknowledge that the Company will be relying thereon in determining, among other things, whether there are reasonable grounds to believe that I qualify as a purchaser under applicable securities laws for the purposes of the proposed investment.
      7.	Miscellaneous.
            (a)	All notices or other communications given or made
hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Company at the address set forth on the instructions page hereof and to the undersigned at the address set forth on the signature page hereof.
            (b)	This Agreement shall be governed by and construed
in accordance with the laws of the State of California, without reference to conflict of law principles.
            (c)	This Agreement constitutes the entire agreement
among the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings, representations, warranties or agreements (whether oral or written) and may be amended only by a writing executed by all parties.
            (d)	The undersigned acknowledges that the Company
may, in its sole and absolute discretion, accept or reject this subscription offer in whole or in part.
8.	Certification.
            The undersigned represents to you that (i) the information contained herein is complete and accurate on the date hereof and may be relied upon by you and (ii) the undersigned will notify you immediately of any change in any of such information occurring prior to the acceptance of the subscription and will promptly send you written confirmation of such change. The undersigned hereby certifies that he has read and understands the Prospectus and this Subscription Agreement.
            IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this __________ day of _______________.

Number of Shares Subscribed for		NAME OF PURCHASER
at $__________ per share
$
Total Purchase Price				Signature



						Title of Authorized Signatory if
Purchaser
						Is a corporation, partnership or
other entity



						Signature of Spouse or Co-owner



		THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION THEREFROM IS AVAILABLE.

Accepted by Company,
RSR DEVELOPMENT CORP.
By:
Title:
Date: